Exhibit 1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 31, 2002 relating to the financial statements and financial highlights of GMO Alpha LIBOR Fund, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 27, 2003